UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The company announced on October 2, 2006, that it closed on the sale of its amines business to Taminco N.V. on September 29, 2006. The press release anouncing the divestiture is attached as Exhibit 99.1.

The company also announced on October 2, 2006, that it will record charges of approximately $0.32-$0.37 per share in the fourth quarter of fiscal year 2006 related to the sale of its amines business and its recently announced corporate-wide reorganization and streamlining initiatives. The company will begin to report financial details, beginning in the fourth quarter of fiscal 2006, under six business segments. The press release announcing the restructuring charge and the business segments is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press Release dated October 2, 2006.
99.2 Press Release dated October 2, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

October 2, 2006	By:	Paul E. Huck

Name: Paul E. Huck
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

1	Sale of Amines Business
2	Impact of Amines Sale, Reorganization and Streamlining